EXHIBIT 99.1

AVANT Receives NASDAQ Deficiency Notice Relating to Minimum Bid Price

    NEEDHAM, Mass.--(BUSINESS WIRE)--July 10, 2007--AVANT Immunotherapeutics (Nasdaq: AVAN) announced today that on July 6, 2007 it received a letter from The NASDAQ Stock Market stating that for the last 30 consecutive business days, the closing bid price per share for AVANT's common stock has been below the $1.00 minimum per share requirement for continued inclusion under NASDAQ Marketplace Rule 4450(a)(5).

    In accordance with NASDAQ Marketplace Rule 4450(e)(2), AVANT has 180 calendar days, or until January 2, 2008, to regain compliance by maintaining a closing bid price per share of $1.00 or higher for a minimum of 10 consecutive business days. The NASDAQ Letter has no effect on the listing of AVANT's common stock at this time. AVANT will seek to regain compliance within this cure period and is considering alternatives to address compliance with the continued listing standards of The NASDAQ Stock Market. If AVANT does not demonstrate compliance within the required period AVANT will be issued a delisting letter, which may be appealed at that time. If AVANT is unsuccessful in meeting the minimum bid requirement during an initial 180-day compliance period, AVANT may apply to transfer the listing of its common stock to The Nasdaq Capital Market and receive an additional 180-day compliance period, if AVANT meets all initial listing criteria, except for the minimum bid requirement, for that market as set forth in Marketplace Rule 4310(c).

    Additional information on AVANT Immunotherapeutics, Inc. can be obtained through our site on the World Wide Web:
http://www.avantimmune.com.

    Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that are subject to a variety of risks and uncertainties and reflect AVANT's current views with respect to future events and financial performance. There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by AVANT. These factors include, but are not limited to: (1) the integration of multiple technologies and programs; (2) the ability to adapt AVANT's vectoring systems to develop new, safe and effective orally administered vaccines against anthrax and plague or other any other microbes used as bioweapons and other disease causing agents; (3) the ability to successfully complete product research and further development, including animal, pre-clinical and clinical studies, and commercialization of CholeraGarde(R) (Peru-15), Ty800, ETEC E. coli vaccine, VLPs and other products and AVANT's expectations regarding market growth; (4) the cost, timing, scope and results of ongoing safety and efficacy trials of CholeraGarde(R) (Peru-15), Ty800, ETEC E. coli vaccine and other preclinical and clinical testing; (5) the ability to negotiate strategic partnerships or other disposition transactions for AVANT's cardiovascular programs, including TP10 and CETi; (6) the ability of AVANT to manage multiple clinical trials for a variety of product candidates; (7) AVANT's expectations regarding its technological capabilities and expanding its focus to broader markets for vaccines;
(8) the Company's expectations regarding the cost of funding its development partnership with Select Vaccines Limited for the influenza vaccine, the opportunity to extend to other disease targets, and AVANT's ability to develop products through this collaboration; (9) changes in existing and potential relationships with corporate collaborators; (10) the availability, cost, delivery and quality of clinical and commercial grade materials produced at AVANT's own Manufacturing facility or supplied by contract manufacturers and partners; (11) the timing, cost and uncertainty of obtaining regulatory approvals; (12) the ability to develop and commercialize products before competitors that are superior to the alternatives developed by competitors; (13) the ability to retain certain members of management;(14) AVANT's expectations regarding research and development expenses and general and administrative expenses; (15) AVANT's expectations regarding cash balances, capital requirements, anticipated royalty payments (including those from Paul Royalty Fund), revenues and expenses, including infrastructure expenses; (16) our belief regarding the validity of our patents and potential litigation; and (17) certain other factors that might cause AVANT's actual results to differ materially from those in the forward-looking statements including those set forth under the headings "Business," "Risk Factors" and Management's Discussion and Analysis of Financial Condition and Results of Operations" in each of AVANT's Annual Report on Form 10-K, its Quarterly Reports on Form 8-K, as well as those described in AVANT's other press releases and filings with the Securities and Exchange Commission, from time to time. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and AVANT does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

    CONTACT: AVANT Immunotherapeutics, Inc.
             Una S. Ryan, Ph.D., 781-433-0771
             President and CEO
             or
             Avery W. Catlin, 781-433-0771
             Chief Financial Officer
             info@avantimmune.com
             or
             For Media:
             Kureczka/Martin Associates
             Joan Kureczka, 415-821-2413
             jkureczka@comcast.net